UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangement of Certain Officers.

(e)           On March 8, 2010, the Board of Directors of Generex Biotechnology Corporation (the “Company”) unanimously approved the recommendations of the Compensation Committee as to the following compensatory arrangements with respect to the Company’s principal executive officer, principal financial officer and other named executive officer.

Base Salary Increase

The base salary of one named executive office was increased as follows:

Named Executive Officer	2010 Increase	2010 Base Salary (retroactive to January 1, 2010)
Mark Fletcher Executive Vice President and General Counsel	3.1746%	$325,000

Special Performance Bonus

Mr. Fletcher was also awarded a one-time cash bonus based on his individual performance and contributions during the 2009 calendar year in the amount of $225,000, which amount is payable on or before April 30, 2010.

Long-term Equity Incentives

The following named executive officers received long-term equity incentives in the form of options to purchase shares of the Company’s common stock as follows.

Named Executive Officer	Aggregate Number of Underlying Shares
Anna E. Gluskin President and Chief Executive Officer	500,000
Rose C. Perri Chief Operating Officer, Chief Financial Officer, Treasurer Secretary and Director	400,000
Mark Fletcher Executive Vice President and General Counsel	300,000

The options have a ten-year term, subject to truncation upon cessation of employment as specified in the Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan.  The exercise price is $0.64 per share, which reflects the NASDAQ Official Close Price of the Company’s common stock on the NASDAQ Capital Market on the date of grant, March 8, 2010.  The options will vest incrementally following the Company’s fiscal year end as follows:

Named Executive Officer	Shares Vested as of Date of Grant	Shares Vesting on August 1, 2010	Shares Vesting on August 1, 2011
Anna E. Gluskin President and Chief Executive Officer	166,666	166,667	166,667
Rose C. Perri Chief Operating Officer, Chief Financial Officer, Treasurer Secretary and Director	133,333	133,333	133,334
Mark Fletcher Executive Vice President and General Counsel	100,000	100,000	100,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: March 10, 2010	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)